UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2007
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
(d)      Exhibits
     On October 29, 2007, Motorola, Inc. priced an offering of 5.375% Senior Notes due November 15, 2012, 6.000% Senior Notes due November 15, 2017 and 6.625% Senior Notes due November 15, 2037. In connection with such offering, Motorola, Inc. entered into an Underwriting Agreement on October 29, 2007 with J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters. The following exhibits are filed as part of this Report in connection with the offering:

Exhibit No.	Document
1.1	Underwriting Agreement, dated as of October 29, 2007, by and among Motorola, Inc., J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
4.1	Form of 5.375% Senior Note due November 15, 2012
4.2	Form of 6.000% Senior Note due November 15, 2017
4.3	Form of 6.625% Senior Note due November 15, 2037
4.4	Form of Officers’ Certificate of Motorola, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: October 30, 2007	By:	/s/ Steven J. Strobel
Steven J. Strobel
Senior Vice President and Treasurer